TRITON INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
AND DECLARES QUARTERLY DIVIDEND OF $0.52

Hamilton, Bermuda – February 14, 2019 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights

•
Adjusted net income was $99.4 million in the fourth quarter of 2018, or $1.25 per diluted share, an increase of 47.1% per diluted share from the fourth quarter of 2017 and an increase of 6.8% per diluted share from the third quarter of 2018.

•
Net income attributable to shareholders was $69.6 million in the fourth quarter of 2018, or $0.87 per diluted share. Net income attributable to shareholders was reduced by $24.7 million non-cash income tax expense for intra-entity transfers of containers.

•	Adjusted net income was $363.0 million for the full year of 2018, or $4.52 per diluted share, an increase of 62.6% per diluted share from 2017.

•	Net income attributable to shareholders was $349.6 million for the full year of 2018, or $4.35 per diluted share.

•	Utilization averaged 98.2% for the fourth quarter of 2018 and averaged 98.6% for the full year 2018.

•	Triton has purchased 2.1 million shares under the share repurchase program authorized in August 2018.

•	Triton's Board of Directors announced a quarterly dividend of $0.52 per share payable on March 28, 2019 to shareholders of record as of March 12, 2019.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and twelve months ended December 31, 2018 and December 31, 2017 and for the three months ended September 30, 2018.

	(in millions, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018		December 31, 2017
Total leasing revenues	$355.4	$350.1	$313.9	$1,350.3		$1,163.5

GAAP
Net income attributable to shareholders	$69.6 (4)	$94.2	$207.2 (5)	$349.6	(3)(4)	$344.6 (5)
Net income per share - Diluted	$0.87	$1.17	$2.57	$4.35		$4.52

Non-GAAP (1)
Adjusted net income	$99.4	$94.8	$68.3	$363.0		$211.5
Adjusted net income per share - Diluted	$1.25	$1.17	$0.85	$4.52		$2.78

Return on equity (2)	17.7%	16.9%	13.6%	16.7%		11.8%

(1)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(2)	Refer to the "Calculation of Return on Equity" set forth below.

(3)	Net income attributable to shareholders was increased by a one-time gain of $21.0 million on the sale of a building.

(4)	Net income attributable to shareholders was reduced by $24.7 million tax expense related to the intra-entity transfer of assets.

(5)
Net income attributable to shareholders was increased by a one-time tax benefit of $139.4 million recognized as a result of the reduction in the U.S. statutory corporate tax rate as part of the Tax Cuts and Jobs Act.

Operating Performance
"Triton’s strong performance in the fourth quarter of 2018 provided an excellent finish to an outstanding year", commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $99.4 million of Adjusted net income in the fourth quarter, or $1.25 per share, which represents an increase of 6.8% from the third quarter of 2018 and an increase of 47.1% from the fourth quarter of 2017. Our Adjusted net income for the full year of 2018 was $363.0 million, or $4.52 per share, which represents an increase of 62.6% from 2017. We also realized a Return on equity of 16.7% for the full year of 2018 and annualized Return on equity of 17.7% in the fourth quarter."

"Triton’s strong financial results in 2018 were driven by outstanding operational performance, our unique competitive advantages and a favorable market environment. Container pick-up activity remained strong for most of the year, reflecting ongoing trade growth and a tight supply / demand balance for containers. We also continued to benefit from an increase in the share for leasing relative to direct container purchases by our customers, and a continued high leasing deal share for Triton."

"The start of the fourth quarter typically marks the end of the peak season for dry containers, and net container pick-up and drop-off activity has turned negative. New container prices have also decreased to the $1,700 range due to a combination of lower steel prices and aggressive competition among the container manufacturers for limited slow-season orders. However, our long-term lease portfolio provides significant insulation from seasonal variation, and our utilization currently stands at 97.6%."

"Triton continues to use our strong and stable cash flow to create shareholder value. We ordered $1.5 billion of containers for delivery in 2018, leading to 8.8% growth in revenue earning assets. We returned $2.01 per share to investors in 2018 through our dividend program, and we have so far repurchased 2.1 million shares under the share repurchase plan authorized in August 2018."

Outlook
Mr. Sondey continued, "We are carrying significant financial momentum into 2019 and expect that we will have another year of strong performance, continued value-added growth and a further extension of our market leadership. While the ongoing trade dispute between the United States and China has increased trade and economic uncertainty, our customers and market forecasters generally expect global containerized trade growth to remain solidly positive in 2019. The inventory of available used leasing containers also remains very tight and we expect our shipping line customers to continue to rely heavily on leasing."

"The first quarter is typically our weakest quarter of the year since it represents the depth of the slow season for dry containers and has the fewest number of billing days. As a result, we expect our Adjusted net income will decrease from the fourth quarter of 2018 to the first quarter of 2019. After the first quarter, we expect our adjusted income to increase moderately throughout the year as leasing demand improves seasonally."

Dividend
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on March 28, 2019 to shareholders of record at the close of business on March 12, 2019.

Share Repurchase Update
As of February 8, 2019, we have repurchased 2.1 million common shares for a total of $65.1 million at an average price per-share of $31.44. Currently, $134.9 million remains available of the $200.0 million share repurchase authorized by the Board in August 2018.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Thursday, February 14, 2019 to discuss its fourth quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live

Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.2 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Average Utilization (1)	98.2%	98.7%	98.8%	98.6%
Ending Utilization (1)	97.8%	98.6%	98.7%	98.7%

(1)
Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of December 31, 2018 (in units, TEUs and cost equivalent units, or "CEUs"):

	Equipment Fleet in Units		Equipment Fleet in TEU
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Dry	3,340,946	3,077,144	5,476,406	5,000,043
Refrigerated	228,778	218,429	440,781	419,673
Special	93,900	89,066	169,614	159,172
Tank	12,509	12,124	12,509	12,124
Chassis	24,832	22,523	45,787	41,068
Equipment leasing fleet	3,700,965	3,419,286	6,145,097	5,632,080
Equipment trading fleet	13,138	10,510	21,361	16,907
Total	3,714,103	3,429,796	6,166,458	5,648,987

	Equipment Fleet in CEU
	December 31, 2018	December 31, 2017
Operating leases	7,009,605	6,678,282
Finance leases	538,867	328,024
Equipment trading fleet	47,476	51,762
Total	7,595,948	7,058,068

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in, Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 27, 2018, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,533,446 and $2,218,897	$8,923,451	$8,364,484
Net investment in finance leases	478,065	295,891
Equipment held for sale	66,453	43,195
Revenue earning assets	9,467,969	8,703,570
Cash and cash equivalents	48,950	132,031
Restricted cash	110,589	94,140
Accounts receivable, net of allowances of $1,240 and $3,002	264,382	199,876
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $205,532 and $144,081	92,925	154,376
Other assets	34,610	49,591
Fair value of derivative instruments	13,923	7,376
Total assets	$10,270,013	$9,577,625
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$22,392	$128,133
Fair value of derivative instruments	10,966	2,503
Accounts payable and other accrued expenses	99,885	109,999
Net deferred income tax liability	282,129	215,439
Debt, net of unamortized debt costs of $44,889 and $40,636	7,529,432	6,911,725
Total liabilities	7,944,804	7,367,799
Shareholders' equity:
Common shares, $0.01 par value, 270,000,000 and 294,000,000 shares authorized, 80,843,472 and 80,687,757 shares issued, respectively	809	807
Undesignated shares, $0.01 par value, 30,000,000 and 6,000,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 1,853,148 shares and no shares, respectively	(58,114)	—
Additional paid-in capital	896,811	889,168
Accumulated earnings	1,349,627	1,159,367
Accumulated other comprehensive income	14,563	26,942
Total shareholders' equity	2,203,696	2,076,284
Non-controlling interests	121,513	133,542
Total equity	$2,325,209	$2,209,826
Total liabilities and equity	$10,270,013	$9,577,625

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months ended December 31,
	2018	2017	2018	2017
Leasing revenues:
Operating leases	$347,110	$308,751	$1,328,756	$1,141,165
Finance leases	8,247	5,105	21,547	22,352
Total leasing revenues	355,357	313,856	1,350,303	1,163,517

Equipment trading revenues	26,273	7,206	83,039	37,419
Equipment trading expenses	(20,147)	(6,111)	(64,118)	(33,235)
Trading margin	6,126	1,095	18,921	4,184

Net gain (loss) on sale of leasing equipment	7,999	10,749	35,377	35,812
Net gain (loss) on sale of building	—	—	20,953	—

Operating expenses:
Depreciation and amortization	139,474	130,168	545,138	500,720
Direct operating expenses	15,594	11,495	48,326	62,891
Administrative expenses	19,712	21,341	80,033	87,609
Transaction and other costs (income)	116	5,932	88	9,272
Provision (reversal) for doubtful accounts	(782)	2,103	(231)	3,347
Insurance recovery income	—	(6,764)	—	(6,764)
Total operating expenses	174,114	164,275	673,354	657,075
Operating income	195,368	161,425	752,200	546,438
Other expenses:
Interest and debt expense	86,104	74,271	322,731	282,347
Realized (gain) loss on derivative instruments, net	(724)	(2)	(2,072)	900
Unrealized (gain) loss on derivative instruments, net	1,405	(1,317)	430	(1,397)
Debt termination expense	4,239	2,857	6,090	6,973
Other (income) expense, net	(1,540)	(1,085)	(2,292)	(2,637)
Total other expenses	89,484	74,724	324,887	286,186
Income (loss) before income taxes	105,884	86,701	427,313	260,252
Income tax expense (benefit)	34,459	(122,962)	70,641	(93,274)
Net income (loss)	$71,425	$209,663	$356,672	$353,526
Less: income (loss) attributable to non-controlling interest	1,868	2,503	7,117	8,928
Net income (loss) attributable to shareholders	$69,557	$207,160	$349,555	$344,598
Net income per common share—Basic	$0.88	$2.59	$4.38	$4.55
Net income per common share—Diluted	$0.87	$2.57	$4.35	$4.52
Cash dividends paid per common share	$0.52	$0.45	$2.01	$1.80
Weighted average number of common shares outstanding—Basic	79,056	79,936	79,782	75,679
Dilutive restricted shares	685	620	582	509
Weighted average number of common shares outstanding—Diluted	79,741	80,556	80,364	76,188

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash flows from operating activities:
Net income (loss)	$356,672	$353,526
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	545,138	500,720
Amortization of deferred financing costs	15,005	13,401
Lease related amortization	70,275	92,787
Share-based compensation expense	9,030	5,641
Net (gain) loss on sale of leasing equipment	(35,377)	(35,812)
Net (gain) loss on sale of building	(20,953)	—
Unrealized (gain) loss on derivative instruments	430	(1,397)
Debt termination expense	6,090	6,973
Deferred income taxes	66,467	(94,678)
Changes in operating assets and liabilities:
Accounts receivable	(65,385)	(5,967)
Accounts payable and accrued expenses	(14,449)	(42,402)
Net equipment sold for resale activity	(2,341)	8,821
Cash received for settlement of interest rate swaps	187	2,117
Other assets	(939)	3,065
Net cash provided by (used in) operating activities	929,850	806,795
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(1,603,507)	(1,562,863)
Proceeds from sale of equipment, net of selling costs	163,256	190,744
Proceeds from the sale of building	27,630	—
Cash collections on finance lease receivables, net of income earned	64,372	60,673
Other	(160)	55
Net cash provided by (used in) investing activities	(1,348,409)	(1,311,391)
Cash flows from financing activities:
Issuance of common shares, net of underwriter expenses	—	192,931
Purchases of treasury shares	(56,274)	—
Redemption of common shares for withholding taxes	(1,385)	(70)
Debt issuance costs	(19,575)	(34,494)
Borrowings under debt facilities	4,043,637	3,102,825
Payments under debt facilities and capital lease obligations	(3,435,041)	(2,539,711)
Dividends paid	(160,289)	(135,557)
Distributions to noncontrolling interests	(19,146)	(18,890)
Other	—	241
Net cash provided by (used in) financing activities	351,927	567,275
Net (decrease) increase in cash, cash equivalents and restricted cash	$(66,632)	$62,679
Cash, cash equivalents and restricted cash, beginning of period	226,171	163,492
Cash, cash equivalents and restricted cash, end of period	$159,539	$226,171
Supplemental disclosures:
Interest paid	$308,827	$269,601
Income taxes paid (refunded)	$4,484	$(288)
Supplemental non-cash investing activities:
Equipment purchases payable	$22,392	$128,133

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding debt termination costs net of tax, gains and losses on interest rate swaps net of tax, transaction and other costs net of tax, certain non-recurring transactions net of tax, foreign income tax adjustments, and taxes adjustments related to the intra-entity transfer.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three and twelve months ended December 31, 2018 and December 31, 2017 and for the three months ended September 30, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)
	Three Months Ended,			Twelve Months Ended,
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss) attributable to shareholders	$69,557	$94,236	$207,160	$349,555	$344,598
Add (subtract):
Unrealized (gain) loss on derivative instruments, net	1,250	286	(1,084)	384	(1,150)
Insurance recovery income	—	—	(5,567)	—	(5,567)
Debt termination expense	3,800	1,197	2,327	5,444	5,739
Transaction and other costs (income)	104	2	4,862	79	7,631
One-time tax benefit related to U.S. statutory rate reduction	—	—	(139,359)	—	(139,359)
Foreign income tax adjustments	—	(881)	—	(881)	(393)
Gain of Sale of Building	—	—	—	(16,316)	—
Tax adjustments related to intra-entity asset transfer	24,728	—	—	24,728	—
Adjusted net income	$99,439	$94,840	$68,339	$362,993	$211,499
Adjusted net income per share - Diluted	$1.25	$1.17	$0.85	$4.52	$2.78
Weighted average number of common shares outstanding—Diluted	79,741	80,728	80,556	80,364	76,188

Tax adjustments related to intra-entity asset transfer
The primary driver leading to the difference between net income (loss) attributable to shareholders and Adjusted net income in the fourth quarter of 2018 was a one-time increase in GAAP taxes resulting from internal transfers of approximately $600.0 million of containers. These transfers were structured as taxable sales between Triton entities, and led to an increase in taxable income for Triton’s U.S. entities. Triton was able to utilize a portion of its accumulated net operating losses to offset the taxable income generated by the sales, and Triton’s U.S. cash taxes remained minimal in the fourth quarter. However, Triton was required to accrue taxes on the sales for GAAP purposes because the containers were sold for a value in excess of their net book value when adjusted for purchase accounting. These taxes were excluded from the calculation of Adjusted net income in the fourth quarter, and we expect the transfer to result in reduced GAAP tax accruals in future periods.

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,			Twelve Months Ended,
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted net income	$99,439	$94,840	$68,339	$362,993	$211,499
Annualized Adjusted net income (1)	394,513	376,267	271,128	362,993	211,499

Average Shareholders' equity (2)	$2,230,590	$2,230,042	$1,988,156	$2,174,714	$1,799,188

Return on equity	17.7%	16.9%	13.6%	16.7%	11.8%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)
Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder’s equity from each quarter in the current year and December 31 of the previous year for the twelve-month ended periods.